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                                                                    EXHIBIT 3(B)
                                                                          Page 1
                LETTERHEAD OF THE SECRETARY OF STATE OF DELAWARE

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

         I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AGREEMENT OF MERGER OF "UNITED STATES LEASING INTERNATIONAL, INC." A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF CALIFORNIA, MERGING WITH AND INTO "UNITED STATES LEASING INTERNATIONAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE UNDER THE NAME OF "UNITED STATES LEASING INTERNATIONAL, INC." AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF OCTOBER, A.D. 1986, AT 1 O'CLOCK P.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CORPORATION SHALL BE GOVERNED BY LAWS OF THE STATE OF DELAWARE.



                                            /s/   MICHAEL HARKINS,
                                                  SECRETARY OF STATE

                                            AUTHENTICATION:  0989529
736300063                                             DATE:  10/28/1986

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                                                                    EXHIBIT 3(B)
        LETTERHEAD OF THE SECRETARY OF STATE OF THE STATE OF CALIFORNIA

                              STATE OF CALIFORNIA

                        OFFICE OF THE SECRETARY OF STATE

                              CORPORATION DIVISION



         I, MARCH FONG EU, Secretary of State of the State of California, hereby certify:

         That the annexed transcript has been compared with the corporate record on file in this office, of which it purports to be a copy, and that same is full, true and correct.


         IN WITNESS WHEREOF, I execute this certificate and affix the Great Seal of the State of California this

                                                            OCT 27 1986



                                                   /s/      March Fong Eu,
                                                            Secretary of State


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                              AGREEMENT OF MERGER


         THIS AGREEMENT OF MERGER ("Merger Agreement") is made and entered into as of October 24, 1986 by and between UNITED STATES LEASING INTERNATIONAL, INC., a California corporation ("USLICalifornia"), and UNITED STATES LEASING INTERNATIONAL, INC., a Delaware corporation ("USLI-Delaware").

                                  WITNESSETH:

         WHEREAS, USLI-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

         WHEREAS, USLI-California is a corporation duly organized and existing under the laws of the State of California;

         WHEREAS, on the date of this Merger Agreement, USLI-Delaware has authority to issue 19,000,000 shares of common stock, par value $1.00 per share (the "Delaware common stock"), of which 10 shares are issued and outstanding and owned by USLI-California, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which have been issued or are outstanding;

         WHEREAS, on the date of this Merger Agreement USLI-California has authority to issue 19,000,000 shares of common stock, par value $1.00 per share (the "California common stock"), of which 7,338,251 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, none of which have been issued or are outstanding;

         WHEREAS, the respective Boards of Directors of USLI-Delaware and USLI-California have determined that, for the purpose of effecting the reincorporation of USLI-California in the State of Delaware, it is advisable and to the advantage of such corporations and their stockholders that USLI-California merge with and into USLI-Delaware upon the terms and conditions herein provided; and

         WHEREAS, the respective Boards of Directors of USLI-Delaware and USLI-California have approved this Merger Agreement and the Board of Directors of USLI-Delaware and USLI-California have directed that this Merger Agreement be submitted to a vote of their stockholders;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, USLI-California and USLI-Delaware hereby agree to merge as follows:

                 (1) Merger. USLI-California shall be merged with and into USLI-Delaware, and USLI-Delaware shall survive the merger (the "Merger"), effective upon the date when this Merger Agreement is made effective in accordance with applicable law (the "Effective Date").
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                 (2)      Directors and officers and Governing Documents.  The
         directors and officers of USLI-Delaware shall be the same upon the Effective Date as they are immediately prior thereto. The Certificate of Incorporation of USLI-Delaware, as in effect on the Effective Date, shall continue to be the Certificate of Incorporation of USLI-Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The Bylaws of USLI-Delaware as amended and in effect on the Effective Date, shall continue to be the Bylaws of USLI-Delaware, as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

                 (3) Succession. On the Effective Date, USLI-Delaware shall succeed to USLI-California in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware.

                 (4) Further Assurances. From time to time, as and when required by USLI-Delaware or by its successors and assigns, there shall be executed and delivered on behalf of USLI-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in USLI-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of USLI-California, and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of USLI-Delaware are fully authorized in the name and on behalf of USLI-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                 (5) Common Stock of USLI-California. Upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of California common stock outstanding immediately prior thereto shall be changed and converted into one fully paid and non-assessable share of Delaware common stock.

                 (6) Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of California common stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Delaware common stock into which the shares of California common stock represented by such certificates have been converted as herein provided. The registered owner on the books and records of USLI-Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to USLI-Delaware or its transfer agent, have and be entitled to exercise any voting

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        and other rights with respect to and to receive any dividend and other distributions upon the shares of Delaware common stock evidenced by such outstanding certificate as above provided.

                 (7) Options. Forthwith upon the Effective Date, each outstanding option to purchase shares of California common stock granted under the Stock Option Plans (the "Plans") of USLI-California shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become an option to purchase the same number of shares of Delaware common stock at the same option price per share as in effect on the Effective Date and upon the same terms and subject to the same conditions as set forth in said Plans or option agreement. A number of shares of Delaware common stock shall be reserved for purposes of said Plans equal to the number of shares of California common stock so reserved as of the Effective Date. As of the Effective Date, USLI-Delaware hereby assumes all obligations of USLI-California under said Plans and the outstanding options of portions thereof granted pursuant to said Plans.

                 (8) Other Employee Benefit Plans. As of the Effective Date, USLI-Delaware hereby assumes all obligations of USLI-California under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

                 (9) Indenture. As of the Effective Date, USLI-Delaware hereby assumes all obligations of USLI-California under that certain Indenture dated as of January 15, 1986 between USLICalifornia and The Chase Manhattan Bank (National Association) including, without limitation, the due and punctual payment of the principal of (and premium, if any) and interest on all securities issued thereunder.

                 (10) Other Agreements. As of the Effective Date, USLIDelaware hereby assumes all of the obligations of USLI-California under all agreements to which USLI-California is a party or by which it is bound.

                 (11) Common Stock of USLI-Delaware. Forthwith upon the Effective Date, the ten (10) shares of Delaware common stock presently issued and outstanding in the name of USLI-California shall be cancelled and retired and resume the status of authorized and unissued shares of Delaware common stock, and no shares of Delaware common stock or other securities of USLI-Delaware shall be issued in respect thereof.

                 (12) Covenants of USLI-Delaware. USLI-Delaware covenants and agrees that it will on or before the Effective Date:
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                          (a)     Qualify to do business as a foreign
                 corporation in the State of California, and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code.

                          (b)     File any and all documents with the
                 California Franchise Tax Board necessary to the assumption by USLI- Delaware of all of the franchise tax liabilities of USLI-California.

                 (13) Book Entries. As of the Effective Date, entries shall be made upon the books of USLI-Delaware in accordance with the following:

                          (a) The assets and liabilities of USLI-California shall be recorded at the amounts at which they were carried on the books of USLI-California immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the ten (10) shares of Delaware common stock presently issued and outstanding.

                          (b) There shall be credited to the common stock account of USLI-Delaware, which amount shall constitute the capital of USLI-Delaware, the aggregate amount of the par value of all shares of Delaware common stock resulting from the conversion of the outstanding California common stock pursuant to the Merger.

                          (c) There shall be credited to the capital surplus account of USLI-Delaware the aggregate of the amounts shown in the common stock and capital surplus accounts of USLI-California immediately prior to the Effective Date, less the amount credited to the common stock account of USLI-Delaware pursuant to Paragraph (b) above.

                          (d) There shall be credited to the retained earnings account of USLI-Delaware an amount equal to that carried in the retained earnings account of USLI-California immediately prior to the Effective Date.

                 (14) Amendment. At any time before or after approval and adoption by the stockholders of USLI-California, this Merger Agreement may be amended in any manner (except that Paragraph (5) or any of the other principal terms may not be amended without the approval of the stockholders of USLI-California) as may be determined in the judgment of the respective Boards of Directors of USLI-Delaware and USLI-California to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Merger Agreement.

                 (15) Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the Merger

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         may be abandoned by the Board of Directors of either USLI-California or
         USLI-Delaware or both, notwithstanding approval of this Merger
         Agreement by the stockholders of USLI-Delaware or the stockholders of USLI-California or both.

                 (16) Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original.

         IN WITNESS WHEREOF, this Merger Agreement, having first been duly approved by resolution of the Board of Directors of USLIDelaware and USLI-California, is hereby executed on behalf of each said two corporations by their respective officers thereunto duly authorized.

                                     UNITED STATES LEASING INTERNATIONAL, INC.,
                                          a Delaware corporation


                                     By  /S/  D.E. Mundell, President
                                              and Chief Executive Officer

ATTEST:

/S/  Peter Mezey, Secretary


                                     UNITED STATES LEASING INTERNATIONAL, INC.,
                                          a California corporation


(Corporate Seal)                     By:  /S/  D.E. Mundell, President
                                               and Chief Executive Officer

ATTEST:

/S/  Peter Mezey, Secretary
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                          CERTIFICATE OF THE SECRETARY

                  OF UNITED STATES LEASING INTERNATIONAL, INC.



         Peter Mezey, Secretary of United States Leasing International, Inc. a Delaware corporation ("USLI-Delaware"), do hereby certify, as such Secretary, in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly approved, adopted and executed by USLI-Delaware and United States Leasing International, Inc., a California corporation, was duly submitted to the sole stockholder of USLI-Delaware at a special meeting of stockholders called for the purpose of acting on said Agreement of Merger, notice of the time, place and purpose of said meeting having been waived by the sole shareholder of USLI-Delaware, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting all of the outstanding shares of USLI-Delaware entitled to vote thereon were voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of USLI-Delaware and as the agreement and act of USLI-Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of this 24th day of October 1986.


                                                /S/  Peter Mezey
                                                     Secretary of USLI-Delaware

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                          CERTIFICATE OF THE SECRETARY

                  OF UNITED STATES LEASING INTERNATIONAL, INC.


         I, Peter Mezey, Secretary of United States Leasing International, Inc., a California corporation ("USLI-California"). do hereby certify, as such Secretary. in accordance with the General Corporation Law of the State of Delaware, that the Agreement of Merger to which this Certificate is attached, after having been first duly approved. adopted and executed by USLI-California and United States Leasing International, Inc., A Delaware corporation, was duly submitted to the stockholders of USLI-California at a meeting of stockholders called for the purpose of acting on said Agreement of Merger after due notice of the time, place and purpose of said meeting was mailed to each holder of common stock of USLI-California at his address as it appears on the records of USLI-California in the manner provided under the provisions of Section 601 of the California Corporations Code, and that at said meeting the Agreement of Merger was considered and a vote taken for its adoption or rejection and that at said meeting a majority of the outstanding common stock of USLI-California entitled to vote thereon was voted for the adoption of said Agreement of Merger and that thereby said Agreement of Merger was at said meeting duly adopted as the act of the stockholders of USLI-California and as the agreement and act of USLI-California.

         IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the corporate seal as of this 24th day of October, 1986.


         (Corporate Seal)

                                            /S/   Peter Mezey
                                                  Secretary of USLI-California